UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                        April 25, 2000 (April 21, 2000)
                        ------------------------------
                Date of Report (Date of earliest event reported)


                                 Rent-Way, Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)


      Pennsylvania                  000-22026                   25-1407782
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 (State or other jurisdiction (Commission File Number)      (IRS Employer
            of corporation)                                 Identification No.)



One RentWay Place, Erie, Pennsylvania           16505
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(Address of principal executive offices)       Zip Code



Registrant's telephone number, including area code:        (814) 455-5378
                                                     --------------------------

Item 5.           Other Events

     SAN DIEGO and ERIE, Penn. - April 21, 2000 - Gateway, Inc. (NYSE: GTW) and Rent-Way, Inc. (NYSE: RWY) today announced that Rent-Way will become the exclusive rental purchase supplier of Gateway computers and technologies. Under the agreement, which calls for an initial term of three years, Rent-Way will offer Gateway computers, complete with Internet access exclusively to customers on a weekly rental basis. Also as part of the agreement, Gateway Companies, Inc. will invest $7 million in Rent-Way.

     In addition, Rent-Way will integrate Gateway computers and services throughout its network of 1,100 stores across the country, and is subsidizing Gateway computers for its 1,100 managers and 150 regional managers.

     As the nation's second largest operator of rental purchase stores, Rent-Way services hundreds of thousands of recurring customers each year providing access to a range of furniture, appliances and equipment for the home on either a weekly rental or rent-to-own basis. More than 70 percent of Rent-Way's customers return to their neighborhood store to take advantage of the service and immediate access to furniture and appliances for their home.

     "We believe every one of our customers, as well as millions of others, desire the use and access of a high-quality computer and first-class Internet service," said William E. Morgenstern, chairman and CEO of Rent-Way. "Without extensive credit delays or the requirement of a credit card, we will offer Gateway computers and Internet service on a cancelable weekly lease for about $20 per week - half of the weekly rental price the rest of the industry offers."

     Gateway will train Rent-Way's sales associates on Gateway products and services, provide in-store merchandise to explain its products and services, and offer on-line training to Rent-Way customers to enable them to take full advantage of the technology.

     "By working with Rent-Way we are able to reach a unique segment of the consumer market we were unable to reach before," said Todd Bradley, executive vice president, global operations, Gateway. "The financial flexibility and immediate access to products Rent-Way offers allow customers to take advantage of technology and the Internet to change the way they live, work and play."

     Rent-Way customers will have access to Gateway PCs and services beginning in May. The companies anticipate the final closing of the agreement by April 28, 2000.




For more information, contact:              William E. Morgenstern, CEO
                                       (800)736-8929 or visit www.rentway.com

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                      Rent-Way, Inc.
                                             -------------------------------
                                                      (Registrant)





Date      April 25, 2000                          /s/ William A. McDonnell
------------------------------------         --------------------------------
                                                       (Signature)
                                                      William A. McDonnell
                                     Vice President and Chief Financial Officer






 Date      April 25, 2000                         /s/ Matthew J. Marini
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                                                         (Signature)
                                                       Matthew J. Marini
                                       Controller and Chief Accounting Officer